Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to Class B Voting Common Stock, $0.01 par value per share of Reading International, Inc., and that this agreement be included as an Exhibit 99.1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: November 2, 2022

MARGARET COTTER

	By:	/s/ Margaret Cotter
Name: Margaret Cotter

ELLEN COTTER

	By:	/s/ Ellen Cotter
Name: Ellen Cotter

JAMES J. COTTER LIVING TRUST

By:	/s/ Margaret Cotter
Name: Margaret Cotter
Title: Co-Trustee

By:	/s/ Ellen Cotter
Name: Ellen Cotter
Title: Co-Trustee

ESTATE OF JAMES J. COTTER, SR.

By:	/s/ Ellen Cotter
Name: Ellen Cotter
Title: Co-Executor

By:	/s/ Margaret Cotter
Name: Margaret Cotter
Title: Co-Executor